UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2012

NET TALK.COM, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-53668	20-4830633
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

1080 NW 163rd Drive, No. Miami Beach,	Florida 33169
(Address of principal executive offices)	(Zip code)

(305) 621-1200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(a)      On July 19, 2012, Net Talk.com, Inc. (the “Company”) finalized extending the maturity date to December 31, 2013 for each of (i) certain 12% Senior Secured Debenture in the aggregate principal amount of $7,266,130, (ii) certain 12% Senior Secured Debenture in the aggregate principal amount of $4,950,000, and (iii) the Company’s authorized Series A Convertible Preferred Stock. Such extension agreement is effective as of June 30, 2012.

(b)      On July 19, 2012, the Company finalized that certain Securities Option Agreement with Vicis Capital Master Fund, which grants the Company the right to purchase, upon the satisfaction of certain conditions, preferred stock, common stock and warrants owned by Vicis Capital Master Fund. Such option agreement is effective as of June 30, 2012.

ITEM 5.03	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS

The Company amended the Preferences, Privileges and Restrictions for its authorized Series A Convertible Preferred Stock to, among other matters, extend the maturity date from July 1, 2013 to December 31, 2013.

Item 9.01	Exhibits

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

3.1.1	Sixth Amendment to the Articles of Incorporation, Amendment and Restatement of the Preferences, Privileges and Restrictions of The Series A Convertible Preferred Stock

10.1	Debentures and Series A Preferred Stock Modification Agreement

10.2	Securities Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Net Talk.com, Inc.

By:	/s/ Anastasios Kyriakides
Name:	Anastasios Kyriakides
Title:	Chief Executive Officer
Dated:	July 25, 2012